Exhibit (r)(1)

POLICY US CORPORATE & DISTRIBUTION
February 25, 2019

LEGG MASON & CO., LLC

CODE OF ETHICS (US)

Integrity	Collaboration	Accountability

TABLE OF CONTENTS

I.	Introduction	1

A.	Individuals Covered by the Code	1

B.	Standards of Business Conduct	1

C.	Duty to Report Violations	2

D.	Fiduciary Duty / Political Contributions	2

II.	Personal Securities Transactions	2

A.	Prohibited Transactions in Individual Securities	2

B.	Prohibited Transactions in Reportable Funds	3

C.	Pre-Approval of Investments in Initial Public Offerings and Private Placements	4

D.	Reporting and Trading Requirements	4

III.	Compliance with the Code of Ethics	8

A.	Surveillance	8

B.	Remedies	8

C.	Exceptions to the Code	8

IV.	Definitions	9

A.	General Defined Terms	9

B.	Terms Defining the Scope of a Beneficial Interest in a Security	9

C.	Terms Defining the Scope of a Reportable Transaction	10

Appendices to the Code

A. Request for Approval to Invest in an Initial Public Offering or a Private Placement

B. Acknowledgement of Receipt of Code of Ethics, Personal Holdings Report and Annual Certification

C. Request for Approval of an Outside Securities Account

D. Certificates for Managed Accounts or Mutual Fund-Only Accounts

E. Form Letter to Request Duplicate Confirmations and Periodic Statements from Financial Intermediaries

F. Certificate for Outside Retirement Accounts

G. Request for Approval of Outside Business Activities

i

I.	Introduction

A.	Individuals Covered by the Code

This Code applies to all employees of Legg Mason & Co., LLC and interested directors of the Proprietary Funds who are not otherwise subject to another code of ethics adopted pursuant to either Rule 17j-1 under the Investment Company Act or Rule 204A-1 under the Investment Advisers Act (“Covered Persons”).

1.    Without limiting the generality of the foregoing, this Code covers all employees of Legg Mason & Co., LLC who perform services on behalf of the Proprietary Funds as part of the following regulated entities:

a.    Legg Mason Investor Services, LLC (“LMIS”).

b.    Legg Mason Partners Fund Advisor, LLC (“LMPFA”).

2.    For the avoidance of doubt, each of the Legg Mason Registered Advisers (other than LMPFA) have adopted their own codes of ethics, and employees of the Legg Mason Registered Advisers who are subject to the requirements of those codes of ethics (including any who may be registered representatives of LMIS) are not subject to the requirements of this Code.

B.	Standards of Business Conduct

This Code is based on the principle that Legg Mason and its affiliates owe a fiduciary duty to Legg Mason’s clients, and that all Covered Persons must therefore avoid activities, interests and relationships that might (i) present a conflict of interest or the appearance of a conflict of interest, or (ii) otherwise interfere with Legg Mason’s ability to make decisions in the best interests of any of its clients. In particular, Covered Persons must at all times comply with the following standards of business conduct:

1.    Compliance with Applicable Law. All Covered Persons must comply with the Federal Securities Laws that apply to the business of Legg Mason.

2.    Clients Come First. Covered Persons must scrupulously avoid serving their personal interests ahead of the interests of clients. For example, a Covered Person may not induce or cause a client to take action, or not to take action, for the Covered Person’s personal benefit at the expense of the client’s best interests.

3.    Avoid Taking Advantage. Covered Persons may not use their knowledge of the Legg Mason Registered Advisers’ investment activities or client portfolio holdings to profit by the market effect of such activities or to engage in short-term or other abusive trading in Reportable Funds.

4.    Avoid Other Inappropriate Relationships or Activities. Covered Persons should avoid relationships or activities that could call into question the Covered Person’s ability to exercise independent judgment in the best interests of Legg Mason’s clients. In particular, Covered Persons should take note of the provisions of the Legg Mason Code of Conduct and the Legg

Mason Employee Handbook that pertain to confidentiality, corporate opportunities, gifts and entertainment, insider trading and outside business activities. In addition, Covered Persons who are registered representatives of LMIS should also take note of LMIS’s policies and procedures pertaining to these activities.

5.    Observe the Spirit of the Code. Doubtful situations should be resolved in favor of Legg Mason’s clients. Technical compliance with the Code’s procedures will not automatically insulate from scrutiny any personal Securities Transactions or other course of conduct that might indicate an abuse of these governing principles.

C.	Duty to Report Violations

Covered Persons must promptly report all violations of this Code to the Compliance Department.

D.	Fiduciary Duty / Political Contributions

Covered Persons are prohibited from making political contributions for the purpose of obtaining or retaining any Legg Mason Registered Adviser or its affiliates as investment advisers. Covered Persons are specifically prohibited from making political contributions to any person for the purpose of influencing the selection or retention of an investment adviser by a government entity. Covered Persons will be required to certify annually that they have and will comply with this provision.

II.	Personal Securities Transactions

A.	Prohibited Transactions in Individual Securities

Covered Persons are subject to the following restrictions on their personal trading activities in individual securities:

1.    Fraudulent Transactions. In connection with the purchase or sale, directly or indirectly, by a Covered Person of (A) a Reportable Security which, within the most recent fifteen (15) calendar days, (i) is or has been held by a Legg Mason client, or (ii) is being or has been considered by a Legg Mason Registered Adviser for purchase by a client, or (B) an Equivalent Security thereof, Covered Persons are prohibited from:

a.    Employing any device, scheme or artifice to defraud Legg Mason’s clients;

b.    Making any untrue statement of a material fact or omitting to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading;

c.    Engaging in any act, practice or course of business that operates or would operate as a fraud or deceit on Legg Mason’s clients; or

d.    Engaging in any manipulative practice with respect to Legg Mason’s clients.

2.    Inside Information. Covered Persons are prohibited from engaging in any transaction in a Security (or Equivalent Security) at a time when the Covered Person is in possession of material non-public information regarding the Security or the issuer of the Security.

3.    Market Manipulation. Covered Persons are prohibited from engaging in any transactions in a Security (or Equivalent Security) intended to raise, lower or maintain the price of that Security or to create a false appearance of active trading in that Security.

4.    Trading on the Knowledge of Client Transactions. Covered Persons are prohibited from engaging in any transactions in a Security (or an Equivalent Security) on the basis of any information they may be in possession of to the effect that (i) a Legg Mason Registered Adviser is or may be considering an investment in or sale of such Security on behalf of its clients or (ii) has or may have an open order in such Security on behalf of its clients.

5.    Legg Mason, Inc. Stock. Covered Persons are prohibited from engaging in any transaction in Legg Mason securities that is not in compliance with the “Legg Mason, Inc. Policies and Procedures Regarding Acquisitions and Dispositions of Legg Mason Securities,” as the same may be amended from time to time. A copy of this policy is available on the Governance page of LMEX.

B.	Prohibited Transactions in Reportable Funds

1.    Market Timing in Reportable Funds. No Covered Person may use his or her knowledge of the portfolio holdings or investment activities of a Reportable Fund to engage in any short-term or other abusive trading strategy involving such Fund that may conflict with the best interests of the Fund and its shareholders.

2.    60-Day Holding Period for Investments in Proprietary Funds. Subject to the exemptions set forth below, no Covered Person may sell (or exchange out of) shares of a Proprietary Fund in which the Covered Person has a Beneficial Interest if the Covered Person has not held the shares of the same Proprietary Fund for sixty (60) calendar days, including any individual retirement account or 401(k) participant account.

3.    Additionally, Proprietary Funds that are sold in the LM 401(k) account are also subject to a 60-day minimum waiting period. No Covered Person may buy (or exchange into) shares of a Proprietary Fund within sixty (60) calendar days of a sell of (or exchange out of) shares of the same Proprietary Fund within the same LM 401(k) account.

The following Securities Transactions involving Proprietary Funds are exempt from the 60-day minimum holding period requirement set forth in this Section II.B.2 and II.B.3:

a.    Money Market Funds and Other Short-Term Trading Vehicles. Purchases or redemptions of Proprietary Funds that are money market funds or that hold themselves out as short-term trading vehicles.

b.    Managed Accounts. Transactions in Proprietary Funds held in a Managed Account in connection with which the Covered Person has no direct or indirect influence or control over the account, is neither consulted nor advised of the trade before it is executed, and has no knowledge of specific management actions taken by a trustee or investment manager.

c.    Systematic Investment. Purchases or redemptions of Proprietary Funds pursuant to an Automatic Investment Plan where a prescribed purchase or sale is made automatically on a regular predetermined basis without affirmative action by the Covered Person or pursuant to a similar arrangement approved by the Compliance Department (for example, automated payroll deduction investments by 401(k) participants or automatic dividend reinvestment).

C.	Pre-Approval of Investments in Initial Public Offerings and Private Placements

Covered Persons are prohibited from acquiring a Beneficial Interest in a Reportable Security through an initial public offering (other than a new offering of securities issued by a registered open-end investment company) or Private Placement without the prior written approval of the Compliance Department. Requests for such approval shall be submitted to the Compliance Department through Fidelity National Information Services, Inc. (“FIS”)/PTA using substantially the form of “Request for Approval to Invest in an Initial Public Offering or Private Placement” attached hereto as Appendix A.

D.	Reporting and Trading Requirements

1.    Acknowledgement of Receipt; Initial and Periodic Disclosure of Personal Holdings; Annual Certification.

a.    Within ten (10) calendar days of being identified as a Covered Person under this Code, each Covered Person must acknowledge that he or she has received and reviewed a copy of the Code, and has disclosed all Securities holdings in which such Covered Person has a Beneficial Interest..

b.    Thereafter, on an annual basis, each Covered Person shall give the same acknowledgements and, in addition, shall certify that he or she has complied with all applicable provisions of the Code.

c.    Such acknowledgments and certifications shall be provided through FIS/PTA using substantially the form of the “Acknowledgement of Receipt of Code of Ethics, Personal Holdings Report and Annual Certification” attached hereto as Appendix B.

2.    Execution of Personal Securities Transactions.

a.    Approved Accounts. Unless one of the following exceptions applies, Covered Persons must execute their personal securities transactions involving any Reportable Securities or Reportable Funds in which they have or acquire a Beneficial Interest through one of the following two types of accounts (“Approved Accounts”):

(i) Approved Securities Accounts. Securities accounts (including IRA accounts) with financial intermediaries that have been approved by the Compliance Department (an “Approved Securities Account”); or Approved Retirement Accounts.

Participant accounts in retirement plans approved by the Compliance Department on the grounds that either (i) automated feeds into FIS/PTA have been established, or (ii) sufficient policies and procedures are in place to protect any Reportable Funds that may be in the plan from the types of activities prohibited by Sections A and B above (an “Approved Retirement Account”).1

b.    Exceptions. The following types of accounts are exempt from the requirements of section 2.a above, subject to compliance with the conditions set forth below:

(i)    Mutual Fund-Only and Managed Accounts. Covered Persons may have or acquire a Beneficial Interest in Mutual Fund-Only and Managed Accounts that are not Approved Securities Accounts, provided that the requirement set forth in this Code relating to a Managed Account or Mutual Fund-Only Account, as the case may be, are satisfied. To qualify for this exemption, a Covered Person must deliver to the Compliance Department through FIS/PTA a certification in substantially the form of the “Certificate for Managed Accounts or Mutual Fund-Only Accounts” attached hereto as Appendix D.

(ii)    Outside Retirement Accounts. Covered Persons may have or acquire a Beneficial Interest in a retirement account other than an Approved Retirement Account (an “Outside Retirement Account”), provided that the Covered Person complies with the certification or reporting requirements set forth in Section 3.c below, and provided further that, for purposes of this Code, an IRA account shall be treated as a securities account and not as a retirement account.

(iii)    Dividend Reinvestment Plans. Covered Person may have or acquire a Beneficial Interest in securities held in a dividend reinvestment plan account directly with the issuer of the securities or its transfer agent (a “Dividend Reinvestment Plan”), subject to compliance with the requirements of Section 3.a below.

(iv)    Crypto Security Accounts. Covered Persons may have or acquire a Beneficial Interest in a Crypto Security Account subject to compliance with the requirements of Section 3.d below.

c.    Outside Securities Accounts. Covered Persons that have or acquire a Beneficial Interest in a securities account (including an IRA account) other than an Approved Account, Mutual Fund-Only Account, Managed Account or Outside Retirement Account (an “Outside Securities Account”) must obtain the prior written approval to maintain such account from the Compliance Department.

(i)    A request for such approval must be submitted to the Compliance Department through FIS/PTA using substantially the form of “Request for Approval for an Outside Securities Account” attached hereto as Appendix C. Such approvals will only be granted in extraordinary circumstances.

[1]	A list of the approved financial intermediaries and retirement plans may be found on the Governance page on LMEX.

(ii)    If the Compliance Department does not approve such request, the Covered Person must arrange to transfer or convert such account into an Approved Account, Managed Account, Mutual Fund-Only Account or Outside Retirement Account as promptly as practicable.

3.    Transaction Reporting Requirements. Covered Persons shall report all Securities Transactions in which they have a Beneficial Interest to the Compliance Department in accordance with the following provisions:

a.    Approved Accounts, Managed Accounts, Mutual Fund Only and Dividend Reinvestment Plan Accounts. Covered Persons will not be required to arrange for the delivery of duplicate copies of confirmations or periodic statements for any Approved Accounts, Managed Accounts, Mutual Fund Only Accounts or Dividend Reinvestment Plans in which they have or acquire a Beneficial Interest. However, the existence of all such accounts must be disclosed to the Compliance Department pursuant to either Section II.D.1 above or II.D.4 below. In addition, copies of any statements for any Managed Accounts, Mutual Fund Only Accounts or Dividend Reinvestment Plans must be made available for review at the specific request of the Compliance Department.

b.    Outside Securities Accounts. For any Outside Securities Account approved by the Compliance Department, a Covered Person must arrange for the Compliance Department to receive, directly from the applicable broker-dealer, bank or other financial intermediary, duplicate copies of each confirmation and periodic statement issued by such financial intermediary in respect of such Outside Securities Account.

(i)    Periodic statements must be received by the Compliance Department no later than thirty (30) calendar days after the close of each calendar quarter. Confirmations must be delivered to the Compliance Department contemporaneously with delivery to the applicable Covered Person.

(ii)    A form of letter that may be used to request duplicate confirmations and periodic statements from financial intermediaries is attached as Appendix E. If a Covered Person is not able to arrange for duplicate confirmations and periodic statements to be sent, the Covered Person must immediately cease trading in such account and notify the Compliance Department.

(iii)    It shall be the Covered Person’s responsibility to promptly input into FIS/PTA all initially required information relating to any holdings in an Outside Securities Account. and to notify the Compliance Department on the same day of any subsequent Securities Transactions in such Outside Retirement Account.

c.    Outside Retirement Accounts. For any Outside Retirement Account in which a Covered Person has a Beneficial Interest, such Covered Person must either:

(i)    Certify that such account does not hold any shares of a Reportable Fund or Reportable Security and that no Securities Transactions involving a Reportable Fund or Reportable Security have been executed in such account (such certifications shall be provided to the Compliance Department through FIS/PTA using substantially the form of the “Certificate for Outside Retirement Accounts” attached hereto as Appendix F); or.

(ii)    If a Covered Person is unable to provide such certification with respect to an Outside Retirement Account, the Covered Person must notify the Compliance Department and provide the Compliance Department with duplicate copies of each confirmation and periodic statement issued by such financial intermediary in respect of such Outside Retirement Account.

(a)    Periodic statements must be received by the Compliance Department no later than thirty (30) calendar days after the close of each calendar quarter.

(b)    It shall be the Covered Person’s responsibility to promptly input into FIS/PTA all initially required information relating to any holdings in an Outside Retirement Account and to notify the Compliance Department on the same day of any subsequent Securities Transactions in such Outside Retirement Account.

d.    Crypto Security Accounts. For Crypto Security Accounts in which the aggregate value of the assets in the accounts is $25,000 or greater, the Covered Person must notify the Compliance Department and provide the Compliance Department with a periodic statement of transactions and holdings.

4.    New Reportable Accounts. If a Covered Person opens a new reportable account that has not previously been disclosed, the Covered Person must notify the Compliance Department in writing within ten (10) calendar days of the existence of the account and make arrangements to comply with the requirements set forth in Sections II.D.2 & 3 above.

5.    Disclaimers. Any report of a Securities Transaction for the benefit of a person other than the individual in whose account the transaction is placed may contain a statement that the report should not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

6.    Availability of Reports. All information supplied pursuant to this Code may be made available for inspection to the CCO of any affected Legg Mason Registered Adviser or Reportable Fund, the board of directors of each company employing the Covered Person, the board of directors of any affected Reportable Fund, the Compliance Department, the Covered Person’s department manager (or designee), any party to which any investigation is referred by any of the foregoing, the Securities and Exchange Commission, any self-regulatory organization of which Legg Mason is a member, any state securities commission, and any attorney or agent of the foregoing or of the Reportable Funds.

7.    Outside Business Activities. No Covered Person may engage in outside business activities or serve on the board of directors of a publicly-held company absent prior written authorization of (i) the Compliance Department, and (ii) in the case of service on the board of directors of a publicly-held company, the General Counsel of Legg Mason, Inc.

a.    A request for such approval must be submitted to the Compliance Department through FIS/PTA using substantially the form of “Request for Approval of Outside Business Activities” attached hereto as Appendix G.

b.    Requests for approval to serve as a director of a publicly held company will rarely be approved.

III.	Compliance with the Code of Ethics

A.	Surveillance

The Compliance Department shall be responsible for maintaining a surveillance program reasonably designed to monitor the personal trading activities of all Covered Persons for compliance with the provisions of this Code and for investigating any suspected violation of the Code. Upon reaching the conclusion that a violation of the Code has occurred, the Compliance Department shall report the results of such investigation to the applicable Covered Person, the Covered Person’s department manager and to the CCOs of any affected Legg Mason Registered Adviser or Reportable Fund.

B.	Remedies

1.    Authority. The Compliance Department has authority to determine the remedy for any violation of the Code, including appropriate disposition of any monies forfeited pursuant to this provision. Failure to promptly comply with any sanction directive may result in the imposition of additional sanctions..

2.    Sanctions. If the Compliance Department determines that a Covered Person has committed a violation of the Code, the Compliance Department may, in consultation with the Human Resources Department and the Covered Person’s supervisor, as appropriate, impose sanctions and take other actions as it deems appropriate, including a verbal warning, a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), fine, civil referral to the Securities and Exchange Commission, criminal referral, and termination of employment of the violator for cause. The Compliance Department may also require the Covered Person to reverse the transaction in question and forfeit any profit or absorb any loss associated or derived as a result. The amount of profit shall be calculated by the Compliance Department. No member of the Compliance Department may review his or her own transaction or those of his or her supervisors. If necessary, the General Counsel of Legg Mason or the CCO of the relevant Legg Mason Registered Adviser shall review these transactions.

C.	Exceptions to the Code

Although exceptions to the Code will rarely be granted, the Compliance Department may grant exceptions to the requirements of the Code if the Compliance Department finds that the proposed conduct involves negligible opportunity for abuse. All such exceptions must be in writing..

IV.	Definitions

When used in the Code, the following terms have the meanings set forth below:

A.	General Defined Terms

“CCO” means the Chief Compliance Officer of any Reportable Fund, Legg Mason Registered Adviser or Legg Mason entity that is a principal underwriter of a Reportable Fund.

“Code” means this Code of Ethics, as the same may be amended from time to time.

“Compliance Department” means Legg Mason Legal and Compliance.

“Covered Person” means any employee of Legg Mason & Co., LLC who is covered by this Code in accordance with the provisions of Section I.A above.

“Federal Securities Laws” means the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act of 2002, the Investment Company Act, the Investment Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission under any of these statutes, the Bank Secrecy Act as it applies to Legg Mason and any Reportable Funds, and any rule adopted thereunder by the Securities and Exchange Commission or the Department of the Treasury.

“Investment Advisers Act” means the Investment Advisers Act of 1940, as amended.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Legg Mason” means Legg Mason, Inc. and its subsidiaries and affiliates.

“Legg Mason Registered Advisers” means those subsidiaries of Legg Mason that are registered as investment advisers under the Investment Advisers Act.

“FIS/PTA” means FIS Personal Trading Assistant, a web browser-based automated personal trading compliance platform used by the Compliance Department to administer this Code.

B.	Terms Defining the Scope of a Beneficial Interest in a Security

“Beneficial Interest” means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject Securities.

A Covered Person is deemed to have a Beneficial Interest in the following:

1.    Any Security owned individually by the Covered Person.

2.    Any Security owned jointly by the Covered Person with others (for example, joint accounts, spousal accounts, partnerships, trusts and controlling interests in corporations).

3.    Any Security in which a member of the Covered Person’s Immediate Family has a Beneficial Interest if:

a.    The Security is held in an account over which the Covered Person has decision making authority (for example, the Covered Person acts as trustee, executor, or guardian); or The Security is held in an account for which the Covered Person acts as a broker or investment adviser representative.

A Covered Person is presumed to have a Beneficial Interest in any Security in which a member of the Covered Person’s Immediate Family has a Beneficial Interest if the Immediate Family member resides in the same household as the Covered Person.

Any uncertainty as to whether a Covered Person has a Beneficial Interest in a Security should be brought to the attention of the Compliance Department. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of “beneficial owner” found in Rules 16a-1(a) (2) and (5) promulgated under the Securities Exchange Act of 1934, as amended.

“Immediate Family” of a Covered Person means any of the following persons:

Child	Grandparent	Son-in-law
Stepchild	Spouse	Daughter-in-law
Grandchild	Sibling	Brother-in-law
Parent	Mother-in-law	Sister-in-law

Immediate Family includes adoptive relationships, domestic partner relationships and other relationships (whether or not recognized by law) that the Compliance Department determines could lead to the possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety, which this Code is intended to prevent.

C.	Terms Defining the Scope of a Reportable Transaction

“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in or from investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

“Crypto Security” is a digitally native asset (Bitcoin and Ethereum are not considered securities and are therefore excluded) that is deemed a security for purposes of federal securities laws.

“Equivalent Security” means any Security issued by the same entity as the issuer of a subject Security, including options, rights, stock appreciation rights, warrants, preferred stock, restricted stock, phantom stock, bonds, and other obligations of that company or Security otherwise convertible into that Security. Options on Securities are included even if, technically, they are issued by the Options Clearing Corporation or a similar entity.

“Managed Account” means an account where a Covered Person has no:

•

Direct or indirect influence or control over the account (for example, the trustee or investment manager simply summarizes, describes, or explains account activity without the Covered Person providing directions or suggestions);

•

Knowledge of the transaction before it is completed (for example, transactions effected for a Covered Person by a trustee of a blind trust, or discretionary trades made by an investment manager retained by the Covered Person, in connection with which the Covered Person is neither consulted nor advised of the trade before it is executed); and

•

Knowledge of the specific management actions taken by a trustee or investment manager and no right to intervene in the trustee’s or investment manager’s management (for example, the Covered Person is not consulted as to the allocation of investments for the account).

“Mutual Fund-Only Account” means a Securities account or account held directly with a mutual fund that holds only non-Reportable Funds and in which no other type of Securities may be held. For purposes of this Code, a Mutual Fund-Only Account includes a 529 plan or variable annuity life insurance account that holds only non-Reportable Funds and in which no other type of Securities may be held.

“Private Placement” means a Securities offering that is exempt from registration pursuant to Section 4(2) or Section 4(6) of the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to Rules 504, 505 or 506 of Regulation D under the Securities Act.

“Proprietary Fund” means an open-end investment company including ETFs registered under the Investment Company Act (or any portfolio or series thereof, as the case may be) that is part of one of the fund families sponsored by Legg Mason or its affiliates.

“Reportable Fund” means (a) any fund registered under the Investment Company Act for which a Legg Mason Registered Adviser serves as an investment adviser, or (b) any fund registered under the Investment Company Act whose investment adviser or principal underwriter is controlled by or under common control with Legg Mason. For purposes of this definition, “investment adviser” has the same meaning as it does in section 2(a)(20) of the Investment Company Act, and “control” has the same meaning as it does in Section 2(a)(9) of the Investment Company Act.

“Reportable Security” means any Security (as defined herein) other than the following types of Securities:

1.    Direct obligations of the Government of the United States;

2.    Bankers acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

3.    Shares of open-end mutual funds that are not Reportable Funds.

“Securities Transaction” means a purchase or sale of Securities in which a Covered Person has or acquires a Beneficial Interest.

“Security” includes stock, notes, bonds, debentures, and other evidences of indebtedness (including loan participations and assignments), limited partnership interests, investment contracts, closed-end investment companies, and all derivative instruments of the foregoing, such as options and warrants. “Security” does not include futures or options on futures, but the purchase and sale of such instruments are nevertheless subject to the reporting requirements of the Code.

APPENDIX A

Request for Approval to Invest in an Initial Public Offering or a Private Placement

To: Legg Mason Compliance Department

1

Pursuant to Section II.C. of the Legg Mason & Co. LLC Code of Ethics (the “Code”), I hereby request that the Compliance Department grant approval to acquire a Beneficial Interest in the following Reportable Security(ies) through an Initial Public Offering or Private Placement:

Reportable Security Names

Instructions:

•	Please attach a copy of the applicable prospectus, private placement memorandum or other relevant offering document.

2	In making this request of Compliance, I hereby certify to the following:

a.	To the best of my knowledge, if approved, my purchase will not misappropriate an investment opportunity that was or should have been first offered to any clients of Legg Mason;

b.

I am not receiving a personal benefit, in the form of this opportunity to invest in this Initial Public Offering or Private Placement, for directing client business or brokerage for any Legg Mason investment advisory subsidiary, or by virtue of my position as an employee of Legg Mason, Inc. or any of its subsidiaries; and

c.

I am not aware of any Legg Mason investment advisory subsidiary that intends to purchase on behalf of its clients the above-named Reportable Security in the same Initial Public Offering or Private Placement as the one in which I am investing.

3	I agree that if any of the certifications provided in this letter should change or cease to be true, I will notify you immediately.

Name (Beneficial Owner)	Date

APPENDIX B

Acknowledgment of Receipt of Code of Ethics, Personal Holdings Report and Annual Certification

Covered Person Information	Please Specify
Last Name:	Initial Report:

First Name:	Annual Renewal:

Department:

Phone Number:

1	Acknowledgement.

I acknowledge that I have received the Legg Mason Code of Ethics, effective November 2015, and I represent that:

a.

I have read the Code of Ethics and I understand that it applies to me and to all Securities in which I have or acquire any Beneficial Interest. I have read the definition of “Beneficial Interest” and understand that I may be deemed to have a Beneficial Interest in Securities owned by members of my Immediate Family and that Securities Transactions effected by members of my Immediate Family may therefore be subject to the Code.

b.

I agree that in case of a violation, I may be subject to various possible sanctions (pursuant to section III.B of the Code) as determined by the Compliance Department. Possible sanctions include verbal and written warnings, fines, trading suspensions, reversal of trades by which I agree to disgorge and forfeit any profits or absorb any loss on prohibited transactions, termination of employment, civil referral to the Securities and Exchange Commission, and criminal referral in accordance with the requirements of the Code.

c.	I will comply with the Code of Ethics in all other respects.

2	Personal Holdings Report.

The following is a list of all Securities Accounts and Reportable Securities in which I have a Beneficial Interest, and such information is current as of a date no more than 45 days prior to the date hereof.

a.	Approved Securities Accounts and Retirement Accounts.

i.

Provide the information requested below for each securities account or retirement account, in which you have Beneficial Interest, with an approved financial intermediary or retirement plan sponsor. Indicate “N/A” or “None” if appropriate.

ii.	The financial intermediaries and accounts currently approved by the Compliance Department are listed in the Governance section of LMEX.

iii.	The approved Retirement Plans are the Legg Mason 401(k) Savings Plan and the Citigroup Retirement Savings Plan.

Name of Broker Dealer or Retirement Plan	Account Title, Account Holder’s Name and Account Type	Relationship (if account holder is not the Covered Person)	Account Number

b.	Outside Securities Accounts.

i.	Provide the information requested below for each Outside Securities Account, in which you have Beneficial Interest. Indicate “N/A” or “None” if appropriate.

ii.	An Outside Securities Account is any securities account in which you have a Beneficial Interest other than the securities accounts identified in your response to part 2.a above.

iii.

If you have not received Compliance Department approval for an Outside Securities Account identified below, please attach a complete “Request for Approval of an Outside Securities Account (Appendix C) and contact the Compliance Department immediately.

iv.

If you have received Compliance Department approval, you agree that by submitting this Annual Certification you are reaffirming that the representations submitted by you upon which such approval was granted remain true and complete in all material respects, and that you are in compliance with any requirements established by the Compliance Department as a condition for the granting of such approval.

v.

You also agree that you have made arrangements for the Compliance Department to receive, directly from the applicable financial intermediary, duplicate copies of each confirmation and periodic statement issued by such financial intermediary in respect of such Outside Securities Account.

Name of Broker Dealer	Account Title, Account Holder’s Name and Account Type	Relationship (if account holder is not the Covered Person)	Account Number	Approved by Compliance (Y/N)

c.	Outside Retirement Accounts.

i.	Provide the information requested below for each Outside Retirement Account, in which you have Beneficial Interest. Indicate “N/A” or “None” if appropriate.

ii.	An Outside Retirement Account is any retirement account in which you have a Beneficial Interest other than the retirement accounts identified in your response to part 2.a above.

iii.	If applicable, please also attach a completed Certificate for Outside Retirement Accounts (Appendix F).

iv.

For any Outside Retirement Account for which you are unable to submit a Certificate, you agree and confirm that you have made arrangements for the Compliance Department to receive, directly from the applicable financial intermediary, duplicate copies of each confirmation and periodic statement issued by such financial intermediary in respect of such Outside Retirement Account.

Name of Retirement Plan	Account Title, Account Holder’s Name and Account Type	Relationship (if account holder is not the Covered Person)	Account Number	Certificate Attached? (Y/N)	Duplicate Confirms and Statements Being Provided to Compliance? (Y/N)

d.	Mutual Fund Only Accounts, Managed Accounts and Dividend Reinvestment Plans.

i.

Provide the information requested below for each Mutual Fund Only Account, Managed Account or Dividend Reinvestment Plan in which you have a Beneficial Interest. Indicate “N/A” or “None” if appropriate.

ii.

If you have not delivered a completed Certificate for Managed Accounts and Mutual Fund Only Accounts (Appendix D) for each such account identified below, please attach a completed certificate and contact Compliance immediately.

iii.

If you have delivered a completed Certificate, please note that by submitting this Certification you are reaffirming that the representations given by you in such Certificate remain true and complete in all material respects.

Name of Broker Dealer, Bank, Mutual Fund or Investment Adviser	Account Title, Account Holder’s Name and Account Type	Relationship (if account holder is not the Covered Person)	Account Number	Approved by Compliance (Y/N)

e.	Other Securities.

i.

If you have Beneficial Interests in any Securities that are not listed above (e.g., physical stock certificates or private equity investments), list them below. Indicate “N/A” or “None” if appropriate.

3	Certification.

1	[Annual Renewals Only] Acknowledgment of Receipt.

I acknowledge that I have received the Legg Mason & Co., LLC Code of Ethics (the “Code”), effective February 25, 2019 and I represent that:

a.

I have read the Code and I understand that it applies to me and to all Securities in which I have or acquire any Beneficial Interest. I have read the definition of “Beneficial Interest” and understand that I may be deemed to have a Beneficial Interest in Securities owned by members of my Immediate Family and that Securities Transactions effected by members of my Immediate Family may therefore be subject to the Code.

b.

I agree that all Securities Accounts, Reportable Securities and non-exempt Securities Transactions in which I have or will acquire a Beneficial Interest have been or will be reported in the Personal Trading Assistant in accordance with the requirements of the Code.

c.

I agree that in case of a violation, I may be subject to various possible sanctions (pursuant to section III.B of the Code) as determined by the Compliance Department. Possible sanctions include verbal and written warnings, fines, trading suspensions, reversal of trades by which I agree to disgorge and forfeit any profits or absorb any loss on prohibited transactions, termination of employment, civil referral to the Securities and Exchange Commission, and criminal referral in accordance with the requirements of the Code.

d.	I will comply with the Code in all other respects.

2	Certification of Compliance.

a.

Unless I note otherwise using the “Comment” button below BEFORE clicking “I Agree” and “Submit”, I hereby certify that since the date of the last Acknowledgment, Certification, and Disclosures of Securities Holdings/Accounts executed by me in accordance with the requirements of the Code, I have fully complied with all applicable requirements of the Code. In particular, in connection with each Securities Transaction that I have engaged in since such date, I hereby certify that:

i.	I was not in possession of any material nonpublic information regarding the Security or the issuer of the Security;

ii.	I did not engage in such transaction with the intent of raising, lowering, or maintaining the price of that Security or to create a false appearance of active trading;

iii.

I was not in possession of any non-public information to the effect that (i) a Legg Mason Registered Adviser was or may have been considering an investment in or sale of such Security on behalf of their clients or (ii) had or may have had an open order in such Security on behalf of their clients;

iv.	If the transaction involved a Legg Mason security, I complied with the requirements of the “Legg Mason, Inc. Policies and Procedures Regarding Acquisitions and Dispositions of Legg Mason Securities”;

v.	If the Security was acquired in an initial public offering or private placement, I obtained the prior written approval of the Compliance Department; and

vi.

If the transaction occurred in a Managed Account, I did not have any direct or indirect influence or control over the Account, nor did I have or exercise any investment discretion over the investments held in the Account including suggesting or directing purchases or sales. In particular, I had no knowledge of, and was neither consulted nor advised of, any trades on my behalf in the Account before they were executed. I also had no knowledge of the specific management actions taken by the trustee or investment manager, I was not consulted as to the allocation of investments for the Account, and I did not have the right to intervene in the trustee’s or investment manager’s management of the Account.

b.

I have not made any political contributions for the purpose of obtaining or retaining any Legg Mason Registered Adviser or its affiliates as investment advisers. In particular, I have not made any political contributions to any person for the purpose of influencing the selection or retention of an investment adviser by a government entity.

c.

I hereby certify that I have not engaged in any outside business activities or served on the board of directors of a publicly-held company without the prior written approval of the Compliance Department.

d.	I further certify that the information on this form is accurate and complete in all material respects.

Covered Person’s Signature	Date

APPENDIX C

Request for Approval of an Outside Securities Account

To: Legg Mason Compliance Department

1	Pursuant to Section II.D.2.c of the Legg Mason & Co. LLC Code of Ethics (the “Code”), I hereby request that the Compliance Department approve the following Outside Securities Accounts:

Account Name	Account Number	Firm

2	I am requesting this approval for the following reasons. I understand that the Compliance Department will only grant this approval under extraordinary circumstances:

Reasons

3

I agree to arrange for the Compliance Department to receive from the applicable broker-dealer, bank or other financial intermediary, duplicate copies of each confirmation and periodic statement issued by such financial intermediary in respect of the above-named account(s) in accordance with Section II.D.3.b.i. of the Code.

4	I agree to promptly input into FIS/PTA all initially required information relating to any holdings in the above-mentioned account.

5	I agree that if any of the certifications provided in this letter should change or cease to be true, I will notify you immediately.

Covered Person’s Name	Date

APPENDIX D

Certificates for Managed Accounts or Mutual Fund-Only Accounts

[Managed Accounts]

To: Legg Mason Compliance Department

Pursuant to Section II.D.2.b.i of the Legg Mason & Co. LLC Code of Ethics (the “Code”), I hereby certify as follows:

1	The following securities accounts in which I have a Beneficial Interest are Managed Accounts, as such term is defined in Section IV.C. of the Code:

Account Name	Account Number	Firm Name

2

I do not have any direct or indirect influence or control over the Accounts, nor do I have or exercise any investment discretion over the investments held in the Accounts including suggesting or directing purchases or sales. In particular, I have no knowledge of, and am neither consulted nor advised of, any trades on my behalf in the Accounts before they are executed. I also have no knowledge of the specific management actions taken by the trustee or investment manager. I am not consulted as to the allocation of investments for the Accounts, and I do not have the right to intervene in the trustee’s or investment manager’s management of the Accounts.

3	I acknowledge that I will be required to make statements for the Managed Accounts available for review upon your request.

4	I agree that complete submission of this certification via FIS/PTA shall be binding upon me.

5	I agree that if any of the certifications provided in this letter should change or cease to be true, I will notify you immediately.

6	To verify the information contained in this certification, I authorize the Legg Mason Compliance Department to contact the manager of my accounts, whose name, title.

Relationship to me (including Immediate Family as such term is defined in Section IV.B of the Code, business relationship only, etc.) and contact information are as follows:

Manager Name	Relationship with Firm Trustee or Investment Manager (for example, immediate family, business relationship only, etc.)	Manager’s Phone Number	Manager’s Email

Covered Person’s Name	Date

[Mutual Fund-Only Accounts]

To: Legg Mason Compliance Department

Pursuant to Section II.D.2.b.i of the Legg Mason & Co. LLC Code of Ethics (the “Code”):

1	I hereby certify that the following securities accounts are Mutual Funds-Only Accounts, as such term is defined in Section IV.C. of the Code:

Account Name	Account Number	Firm Name

2	I acknowledge that I will be required to make statements for the Mutual Fund-Only Accounts available for review upon your request.

3	I agree that complete submission of this certification via FIS/PTA shall be binding upon me.

4	I agree that if any of the certifications provided in this letter should change or cease to be true, I will notify you immediately.

Covered Person’s Name	Date

APPENDIX E

Form Letter to Request Duplicate Confirmations and Periodic Statements from Financial Intermediaries

Date

Name

Address

Subject: [Account Number]

Dear [Name],

My employer, Legg Mason & Co. LLC, is affiliated with a number of investment advisers that are registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and with the principal underwriter to a number of investment companies registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Pursuant to my employer’s Code of Ethics and Rules 17j-1 under the Investment Company Act and 204a-1 under the Advisers Act, please send duplicate confirmations of individual transactions as well as duplicate periodic statements for the referenced account directly to:

[Name and Address of Person Responsible for Reviewing Periodic Holdings and Transaction Reports]

Thank you for your cooperation. If you have any questions, please contact me or [Name of Individual Responsible for Reviewing Periodic Holdings and Transaction Reports] at [Phone Number and/or Email].

Sincerely,

Name of Covered Person

APPENDIX F

Certificate for Outside Retirement Accounts

To: Legg Mason Compliance Department

Pursuant to Section II.D.3.c of the Legg Mason & Co. LLC Code of Ethics (the “Code”), I hereby certify as follows:

1	For the following Outside Retirement Accounts identified in my response to section 2.c of my annual Personal Holding Report:

Account Name	Account Number	Firm Name

a.	These Accounts hold no shares of a Reportable Fund or Reportable Security as defined in Section IV.C.

b.	No Securities Transactions involving a Reportable Fund or Reportable Security has been executed in these Accounts during the previous year.

2	I acknowledge that I will be required to make statements for such Accounts available for review upon your request.

3	I agree that complete submission of this certification via FIS/PTA shall be binding upon me.

4	I agree that if any of the certifications provided in this letter should change or cease to be true, I will notify you immediately.

Covered Person’s Name	Date

APPENDIX G

Request for Approval of Outside Business Activities

To: Legg Mason Compliance Department

Pursuant to Section II.D.7.a of the Legg Mason & Co., LLC Code of Ethics (the “Code”), I hereby certify as follows:

1	The following are all outside business activities that I am engaged in (including any publicly held companies on which I serve as a member of the board of directors):

Name, Address and Nature of Organization	Your Title, Position or Association and Brief Description of your Duties (specify if you will handle the organization’s finances)	Amount of Time you will Devote to the Organization (specify amount of time that will be during normal business hours)	Amount of Compensation you will Receive, if any, and Frequency with which it will be Received	Is the Organization a Client of a Legg Mason Advisor or Legg Mason, Inc.	Are you Currently a Registered Representative of Legg Mason Investor Services, LLC (example series 7 or 63)?

Covered Person’s Name	Date